SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2005

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2005, Sigma-Aldrich Corporation (the “Company”) entered into a Purchase and Sale Agreement with CSL Limited, CSL International Pty Ltd and CSL UK Holdings Limited (together, “CSL”) to purchase from CSL all of the outstanding capital securities of JRH Biosciences Pty Ltd., CSL US Inc. and JRH Biosciences Limited (together, the “Companies”). The Companies collectively comprise CSL’s “JRH Biosciences” division which (i) collects non-human sera and other animal (non-human) by-products, (ii) researches, manufactures, markets and sells cell culture enabling consumable products and services primarily for use in the development and manufacture of biopharmaceuticals and for general research and quality control purposes in diagnostic, academic, governmental and industrial applications, (iii) markets and sells animal by-products and (iv) distributes sterile disposable containers for the purpose of transporting and storing liquid solutions and research plastic wares. The purchase agreement has been unanimously approved by the Company’s board of directors.

The purchase agreement contains representations and warranties and covenants of CSL and the Company. Losses incurred by the Company and certain affiliated parties as a result of breaches by CSL of their representations and warranties and covenants or related to certain liabilities allocated to CSL are subject to indemnification by CSL. Subject to certain exceptions, indemnification for breaches of representations and warranties are subject to a de minimis claim amount of $50,000, an aggregate deductible amount of $2,000,000 and an aggregate cap of $111,000,000. Losses incurred by CSL and certain affiliated parties as a result of breaches by the Company of its representations and warranties and covenants or related to certain liabilities allocated to the Company are subject to indemnification by the Company. Subject to certain exceptions, indemnification for breaches of representations and warranties are subject to a de minimis claim amount of $50,000.

The acquisition will close on the last business day of the month in which certain customary conditions set forth in the purchase agreement have been met. The conditions to closing include, without limitation, (i) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) completion of certain regulatory consents in Australia and Germany, (iii) no law or order prohibiting consummation of the acquisition, (iv) no event resulting in a material adverse effect on the JRH Biosciences business, (v) continued material accuracy of all representations and warranties of the Company and CSL set forth in the purchase agreement, (vi) performance by the Company and CSL of all of their obligations under the purchase agreement, and (vii) the execution and delivery of transition services agreements between the Company and CSL.

The acquisition is expected to close in the first quarter of 2005. If the acquisition has not closed by May 31, 2005, either the Company or CSL may terminate the purchase agreement, provided that if the acquisition has not closed by reason of ongoing government review described in (i) or (ii) of the foregoing paragraph, this termination right shall first become exercisable on July 31, 2005.

The purchase price is $370,000,000, subject to adjustment for the difference at the closing date between cash and indebtedness of the Companies and between the net working capital of the Companies relative to their net working capital as of September 30, 2004. The purchase price is to be paid in cash.

A copy of the Company’s press release, dated January 18, 2005, relating to the purchase agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On January 18, 2005, the Company issued a press release announcing expected diluted earnings per share guidance for the fiscal year ending December 31, 2004, as well as, an agreement to acquire JRH Biosciences (JRH), a wholly-owned subsidiary of CSL Limited, expected 2005 revenues from the acquisition, and diluted earnings guidance for the fiscal year ended December 31, 2005 (the “Press Release”). A copy of the Press Release is furnished with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

In addition, the Company announced in the Press Release that a conference call would be held on January 19, 2005, to discuss its financial and operating future expectations. A slide presentation for use in conjunction with this conference call is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Within the presentation the Company has presented certain financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“Non-GAAP Measures”). The Company has presented Non-GAAP Measures for (i) currency adjusted diluted net income per share growth; (ii) currency adjusted sales growth; and (iii) earnings before interest, taxes, depreciation and amortization (“EBITDA”). The most directly comparable GAAP measures are presented more directly before such Non-GAAP measures in the attached investor presentation and a reconciliation is included either with those measures or elsewhere in the slide presentation.

The Company defines currency adjusted diluted net income per share and currency adjusted sales growth as diluted net income per share and sales growth, respectively, each computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted for foreign currency exchange rates. With over 50% of sales denominated in currencies other than the U.S. dollar, the Company uses currency adjusted growth for both diluted net income per share and sales, and believes it is useful to investors, to judge the Company’s controllable local currency performance. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, which is adjusted from JRH’s GAAP results to exclude certain items. These non-GAAP adjustments are provided to enhance the investor’s overall understanding of JRH’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain items that the Company believes are not indicative of JRH’s core liquidity. The non-GAAP measures are included to provide the Company and its investors with an alternative method for assessing the liquidity in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. For example, EBITDA can be used to measure a company’s ability to service debt, fund capital expenditures and expand its business. Further, these non-GAAP results are one of the primary indicators that the Company uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provide consistency in financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

This information should not be considered as an alternative to any measure of liquidity as promulgated under GAAP, nor should it be considered as an indicator of our overall financial performance. Investors should recognize these measures may not be comparable to similarly titled measures of other registrants and that the measures presented are not a substitute or alternatives for measures of financial performance determined in accordance with GAAP, such as net income as a measure of operating results or cash flows as a measure of liquidity.

The slide presentation for use in conjunction with the Company’s conference call will be posted to the Company’s website located at http://ir.sigmaaldrich.com, although the Company reserves the right to discontinue its availability at any time.

The information in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated January 18, 2005.

99.2	Slide Presentation for January 19, 2005 Conference Call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005

SIGMA-ALDRICH CORPORATION

By:	/s/ KAREN MILLER
Karen Miller, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 18, 2005.

99.2	Slide Presentation dated January 19, 2005.